UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2016, Meta Financial Group, Inc. (the “Company”) completed an underwritten public offering of $75 million in aggregate principal amount of its 5.75% Fixed-to-Floating Rate Subordinated Notes due August 15, 2026 (the “Notes”). The Notes were issued pursuant to the Indenture, dated as of August 15, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 15, 2016 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company and will mature on August 15, 2026. From and including the issue date until but excluding August 15, 2021, the Notes will bear interest at a fixed per annum rate of 5.75%, payable semi-annually in arrears. From and including August 15, 2021, until but excluding August 15, 2026 or earlier redemption date, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current three-month LIBOR plus 463 basis points; provided, however, in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

The Company may, at its option, beginning with the interest payment date of August 15, 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption. Any partial redemption will be made in accordance with the Depository Trust Company's applicable procedures among all of the holders of the Notes. The Notes are not subject to repayment at the option of the holders. The Company may also redeem the Notes, at its option, in whole, at any time, or in part, from time to time, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest through, but excluding, the redemption date.

The foregoing summaries of the Base Indenture, the Supplemental Indenture and the Notes are not complete, and are each qualified in their entirety by reference to the complete text of the Base Indenture, the Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Base Indenture, the Supplemental Indenture and the Notes, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Katten Muchin Rosenman LLP, counsel to the Company, has issued an opinion to the Company, dated August 15, 2015, regarding the Notes.  A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On August 15, 2016, the Company issued a press release announcing the closing of its offering of the Notes, which press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of August 15, 2016, by and between the Company and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of August 15, 2016, by and between the Company and U.S. Bank National Association, as trustee.
4.3	Form of Global Note to represent the 5.75% Fixed-to-Floating Rate Subordinated Notes due August 15, 2026 of the Company.
5.1	Opinion of Katten Muchin Rosenman LLP.
23.1	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).
99.1	Press release dated August 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: August 15, 2016	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of August 15, 2016, by and between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of August 15, 2016, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of Global Note to represent the 5.75% Fixed-to-Floating Rate Subordinated Notes due August 15, 2026 of the Company.

5.1	Opinion of Katten Muchin Rosenman LLP.

23.1	Consent of Katten Muchin Rosenman LLP.(included in Exhibit 5.1).

99.1	Press release, dated August 15, 2016.